Certificate Number / Sertifikaatnommer	Ordinary Shares/Gewone Aandele	Number of Shares / Getal Aandele	JSE Code / JA Kode: HAR

Harmony Gold Mining Company Limited

(Registration Number 1950/038232/06) (Registrasienommer 1950/038232/06)

(Incorporated in the Republic of South Africa) (Ingelyf in die Republiek van Suid-Afrika)

REGISTERED OFFICE
HARMONY MAIN OFFICES
GLEN HARMONY, VIRGINIA 9135

TRANSFER OFFICE
ULTRA REGISTRARS (PTY) LIMITED
11 DIAGONAL STREET, JOHANNESBURG 2001
(PO BOX 4844, JOHANNESBURG 2000)

UNITED KINGDOM TRANSFER OFFICE
CAPITA IRG Plc
BALFOUR HOUSE, 390/398 HIGH ROAD
ILFORD, ESSEX IG1 1NQ

GEREGISTREERDE KANTOOR
HARMONY HOOF KANTORE
GLEN HARMONY, VIRGINIA 9135.

OORDRAGKANTOOR
ULTRA REGISTRARS (EDMS) BEPERK
DIAGONAALSTRAAT 11, JOHANNESBURG 2001
(POSBUS 4844, JOHANNESBURG 2000)

UNITED KINGDOM TRANSFER OFFICE
CAPITA IRG Plc
BALFOUR HOUSE, 390/398 HIGH ROAD
ILFORD, ESSEX IG1 1NQ

CERTIFIED A TRUE COPY
FREDERICK WILLIAM BAKER
COMPANY SECRETARIAL AND ADMINISTRATIVE MANAGER
HARMONY GOLD MINING COMPANY LIMITED
EX OFFICIO COMMISSIONER OF OATHS
[illegible] RANDFONTEIN OFFICE PARK,
CNR MAIN REEF ROAD & WARD AVENUE
RANDFONTEIN
REPUBLIC OF SOUTH AFRICA
DATE 18/11/02

THIS *IS* TO CERTIFY that the undermentioned is the registered holder of fully paid ordinary shares of fifty cents each in the Company, as shown herein, subject to the Memorandum and Articles of Association of the Company.

HIERMEE WORD GESERTIFISEER dat ondergenoemde die geregistreerde houer is van volopbetaalde gewone aandele van vyftig sent elk in die Maatskappy, soos hierin vermeld, onderhewig aan die Akte van Oprigting en Statute van die Maatskappy.

Name and Address of Registered Holder / Naam en Adres van Geregistreerde Houer	Transfer Number / Oordragnommer	Date of Registration / Datum van Registrasie	Certificate Number / Sertifikaatnommer	Number of Shares / Getal Aandele	Amount / Bedrag
SPECIMEN					

GIVEN on behalf of the Company at Johannesburg on the date printed above.

UITGEREIK namens die Maatskappy te Johannesburg op die bostaande gedrukte datum.

ULTRA REGISTRARS (PTY) LIMITED/(EDMS) BEPERK
Reg. No. 2000/007239/07
Transfer Secretaries/Oordragsekretarisse

HARMONY GOLD MINING COMPANY LIMITED

PER
NO TRANSFER OF ANY PORTION OF THIS HOLDING MAY BE REGISTERED WITHOUT THE PRODUCTION OF THIS CERTIFICATE

DIRECTORS/DIREKTEURE
[illegible]